SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	0-30541 (Commission File Number)	54-1278721 (I.R.S. Employer Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On November 13, 2003, the Board of Directors of Pioneer Bankshares, Inc. (the “Registrant”) voted to engage the accounting firm of Yount, Hyde & Barbour, P.C. as the independent public accountant to audit the Registrant’s financial statements for the fiscal year ending December 31, 2003, to replace the firm of S.B. Hoover & Company, L.L.P., the independent public accountant engaged to audit the Registrant’s financial statements as of December 31, 2002 and December 31, 2001, and for each of the years in the two year period ended December 31, 2002.

The Registrant conducted a selection process to select the independent public accountant to audit the Registrant’s fiscal year ending December 31, 2003. The Registrant’s Audit Committee, after reviewing the proposals of several firms, selected Yount, Hyde & Barbour, P.C., which the Registrant’s Board of Directors approved.

In connection with the audit of the two fiscal years ending December 31, 2002 and the subsequent interim period preceding the engagement of Yount, Hyde & Barbour, P.C., there were no disagreements with S.B. Hoover & Company, L.L.P., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

S.B. Hoover & Company, L.L.P. did not resign or decline to stand for re-election. Upon selection of Yount, Hyde & Barbour, P.C., the Registrant dismissed S.B. Hoover & Company, L.L.P. with respect to the Registrant’s consolidated financial statements for periods beginning with fiscal year ending December 31, 2003 and thereafter. S.B. Hoover & Company, L.L.P.’s report on the consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the two year period ended December 31, 2002, contained no adverse opinion or disclaimer of opinion and was qualified as to uncertainty, audit scope or accounting principles.

S.B. Hoover & Company, L.L.P. has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

ITEMS 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 – Letter from S.B. Hoover & Company, L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ Thomas R. Rosazza
Thomas R. Rosazza President & Chief Executive Officer

November 18, 2003